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EXHIBIT 10g(xi)


           Second Addendum to Change In Control Agreement
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     This Second Addendum is made as of November 11, 2003 by and between KAMAN CORPORATION, a Connecticut corporation (the
"Company"), and Ronald M. Galla (the "Executive").

     WHEREAS, the Company and the Executive entered into a Change in Control Agreement (the "Agreement") dated as of September 21,
1999; and

     WHEREAS, the Company and the Executive entered into an Addendum to Change in Control Agreement dated as of September 11,
2001; and

     WHEREAS, the Company and the Executive desire to further amend the Agreement as previously amended as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual understandings herein contained, the Company and the Executive hereby further agree as follows:

     1. Section 5.1(c) of the Agreement is hereby amended in its entirety to read as follows:

         "(c) Notwithstanding any provision to the contrary in any plan or agreement maintained by or through the Company pursuant to which the Executive has been granted restricted stock, stock options, stock appreciation rights or long-term performance awards, effective on the Date of Termination, (i) all restrictions with respect to any restricted stock shall lapse, (ii) all stock appreciation rights and stock options shall be deemed fully vested and then canceled in exchange for a cash payment equal to the excess of the fair market value of the shares of Company stock subject to the stock appreciation right or stock option on the date of the Change in Control, over the exercise price(s) of such stock appreciation rights or stock options, and (iii) all long-term performance awards shall be deemed fully vested and fully earned and then shall be canceled in exchange for a cash payment equal to 100% of the target value of each such award."

     2. Section 15(g) of the Agreement is hereby amended in its entirety to read as follows:

         "(g) Any of the following events shall constitute the occurrence of a "Change in Control" for purposes of this
     Agreement:



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              (I)  any Person (as defined below) is or becomes the
     Beneficial Owner (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing 35% or more of the then outstanding securities of the Company generally entitled to vote in the election of directors of the Company, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

              (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on November 1, 2003, constituted the Board and any new director (other than a director whose initial assumption of office is a result of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company and whose appointment or election was not approved by at least two-thirds (2/3) of the directors of the Company in office immediately prior to any such contest) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office; or

              (III) there is consummated a Merger of the Company with any other business entity, other than (i) a Merger which would result in the securities of the Company generally entitled to vote in the election of directors of the Company outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding such securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 65% of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Merger, generally entitled to vote in the election of directors of the Company or such surviving entity or any parent thereof and, in the case of such surviving entity or any parent thereof, of a class registered under Section 12 of the Exchange Act, or (ii) a Merger effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the then outstanding securities of the Company generally entitled to vote in the election of directors of the Company; or

              (IV) (i) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets,

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     other than a sale or disposition by the Company of all or
     substantially all of the Company's assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Company immediately prior to the sale continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 65% or more of the outstanding securities of such entity generally entitled to vote in the election of directors immediately after such sale and of a class registered under Section 12 of the Exchange Act, or
     (ii) a disposition or divestiture by the Company or any Subsidiary of the Company to any Person of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation, including, without intending to limit the foregoing, any such disposition or divestiture effected by
     (a) a sale of all or substantially all of the securities or all or substantially all of the assets of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation, (b) the Merger of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation with or into any Person, other than a Merger which would result in the voting securities of the Subsidiary party to such Merger outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 65% of the securities of such Subsidiary or such surviving entity or any parent thereof outstanding immediately after such Merger and generally entitled to vote in the election of directors of the Subsidiary or such surviving entity or parent thereof, or (c) a spin off, dividend or other distribution of all or substantially all of the securities or all or substantially all of the assets (or of the stock of a business entity owning such securities or assets) of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation to the Company's stockholders.

          Within five (5) days after a Change in Control has occurred, the Company shall deliver to the Executive a written statement memorializing the date that the Change in Control occurred."

     3. Section 15(h) of the Agreement is amended in its entirety to read as follows:

         "(h)	"Code" shall mean the Internal Revenue Code of
     1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations."

     4. Paragraph 15(o) is amended by amending the introductory clause thereof as follows:


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         "(o)  "Good Reason" for termination by the Executive of
     the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control (if more than one Change in Control has occurred, any reference to a Change in Control in this subsection (o) shall refer to the most recent Change in Control), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI), or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:"

     5. A new definition of the term "Merger" is hereby added to the Agreement as new Section 15(x). Such new Section 15(x) shall read in its entirety as follows:

         "(x)   "Merger" means a merger, share exchange,
     consolidation or similar business combination under applicable law."

     6. The definition of the term "Person" appearing in the Agreement as Section 15(r) is hereby amended in its entirety to read as follows:

         "(r) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its direct or indirect Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company,
     (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions and with substantially the same voting rights as their ownership and voting rights with respect to the Company, (v) the voting trust established pursuant to a Voting Trust Agreement dated August 14, 2000 between John C. Yavis, Jr., as General Partner of Newgate Associates Limited Partnership and the trustees named therein (the "Newgate Voting Trust"), provided that the following individuals continue to constitute a majority of the voting trustees of that voting trust: individuals serving as trustees of the Newgate Voting Trust as of November 1, 2003 and individuals designated by the Board in accordance with the terms of that voting trust, provided no Change in Control pursuant to Section 15(g)(II) of this Agreement has occurred,
     (vi) the individuals referred to in the immediately preceding subsection (v) solely with respect to their status as Beneficial Owners of securities of the Company subject to the Newgate Voting Trust, (vii) Charles H. Kaman, any individual to whom he has directly granted a general power of attorney,

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     or any entity created or controlled by him, provided that he and/or any attorneys-in-fact appointed directly by him possess and exercise, in person or by proxy solicited by the Board, the right to vote all securities of the Company generally entitled to vote in the election of directors of the Company, of which he, any such holder of his general power of attorney, or any such entity is the Beneficial Owner, and (viii) the holder of a general power of attorney and the attorneys-in-fact referred to in the immediately preceding subsection (vii) solely with respect to their status as Beneficial Owners of securities of the Company because of their appointment as such."

     7. Section 15(t) is amended in its entirety to read as follows:

         "(t) "Subsidiary" shall mean any corporation within the meaning of Section 424(f) of the Code."

     8. Except as expressly modified herein, all provisions of the Agreement, as previously amended, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Second
Addendum as of the date and year first above written.


                                   KAMAN CORPORATION

---------------------------        By: /s/ Paul R. Kuhn
Ronald M. Galla                    ------------------------------
                                   Name:  Paul R. Kuhn
                                   Title: President & CEO

Address:

757 Palisado Avenue
Windsor, CT   06095















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